Exhibit 24(b)(8.14)
AMENDMENT NO. 3 TO SELLING AND SERVICES AGREEMENT

THIS AMENDMENT NO. 3 TO SELLING AND SERVICES AGREEMENT (“Amendment”)
dated this 1st day of April, 2007, is by and among ING FINANCIAL ADVISERS, LLC (formerly known as Aetna Investment Services, Inc.) and ING LIFE INSURANCE AND ANNUITY COMPANY
(formerly known as Aetna Life Insurance and Annuity Company) (“ILIAC”) (collectively the “ING”),
AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”) and AMERICAN
CENTURY SERVICES, LLC (formerly known as American Century Services Corporation) (“Fund
Agent”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the
Agreement (defined below).

WHEREAS, ING, Distributor and Fund Agent are parties to a certain Selling and Services
Agreement dated July 1, 2000, as amended November 7, 2003 and October 1, 2004 (the “Agreement”),
pursuant to which shares of the Funds are made available to serve as underlying investment media for various sponsors of qualified and nonqualified employee benefit plans (the “Plans”), to provide recordkeeping and related administrative services on behalf of such Plans;

WHEREAS, the parties desire to expand the number of classes of Funds available under the
Agreement, revise the reimbursement terms for such Funds as set forth herein, and make other changes to the Agreement as set forth herein;

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Servicing Fees and 12b-1 Fees. The following information is hereby added at the end of
Section 5 and Section 6 of the Agreement.

Effective October 1, 2007, the above referenced address is changed to the following:

ING Financial Advisors, LLC
Attn: Central Valuation Unit
One Orange Way
Windsor, CT 06095-4774

2. Miscellaneous. In Section 15(b) Notices of the Agreement, the reference to “AISI/ALIAC” and address information is deleted and replaced with following:

To ING:

Effective November 2, 2007, the above referenced information is changed to the following:

Michael Eldredge
ING
One Orange Way, B3N
Windsor, CT 06095-4774

3. Miscellaneous. Section 15(h) of the Agreement is hereby deleted and replaced with the following:

(h) Anti-Money Laundering Provision. Each of the parties to this Agreement will establish and maintain programs, policies and procedures as required by federal, state or local law to detect and prevent money laundering. Each party shall cooperate with the others to the extent required by law to facilitate implementation of each other’s anti-money laundering (AML) program, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure compliance with the AML regulations.

5. Restrictions on “Excessive Trading.” The following section is hereby added to Section 15,
Miscellaneous, as subsection (i).

(i) Restrictions on “Excessive Trading.” The Company has adopted its own excessive trading policy, a copy of which is attached as Exhibit C (“Market Timing Policy”).
The Company does not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups; however, the Company monitors individual
Participant and contract owner trading in accordance with its Market Timing Policy.
The Company will use its best efforts, and shall reasonably cooperate with the
Distributor and the Funds, to enforce both its Market Timing Policy and stated policies in a Fund’s currently effective Prospectus or Statement of Additional Information regarding transactions in Fund shares, including those related to market timing and excessive trading. The Company will execute any instructions from the Distributor or the Funds to restrict or prohibit further purchases or exchanges of Fund shares by an individual participant or contract owner who has been identified by the Funds as having engaged in transactions in Fund shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading.

6. Fees Payable to the Company. Schedule B is hereby deleted in its entirety and is replaced by the attached Schedule B.

7. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this
Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

9. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

ING FINANCIAL ADVISERS, LLC		AMERICAN CENTURY INVESTMENT
SERVICES, INC.

By:	/s/ David A. Kelsey	By:	/s/ Cindy A. Johnson
Name:	David A. Kelsey	Name:	Cindy A. Johnson
Title:	V.P. B D Operations	Title:	Vice President

ING LIFE INSURANCE AND		AMERICAN CENTURY SERVICES, LLC
ANNUITY COMPANY

By:	/s/ Michael C. Eldredge	By:	/s/ Otis H. Cowan
Name:	Michael C. Eldredge	Name:	Otis H. Cowan
Title:	Vice President	Title:	Vice President

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SCHEDULE B

FUNDS AVAILABLE AND FEES PAYABLE TO THE COMPANY

Servicing Fees
Distributor agrees to pay the Company a servicing fee as provided in the following table.

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Balanced	Advisor	025083 71 8	TWBAX	XX
American Century Balanced	Institutional	025083 73 4	ABINX	XX
American Century Balanced	Investor	025083 74 2	TWBIX	XX
American Century Capital Growth	A	025083 16 3	ACCGX	XX
American Century Capital Growth	Institutional	02508 H 30 3	APLIX	XX
American Century Capital Growth	Investor	02508 H 20 4	ACLIX	XX
American Century Capital Growth	R	02508 H 40 2	APWRX	XX
American Century Capital Preservation	Investor	025081 80 3	CPFXX	XX
American Century Capital Value	Advisor	025083 42 9	ACCVX	XX
American Century Capital Value	Institutional	025083 41 1	ACPIX	XX
American Century Capital Value	Investor	025083 39 5	ACTIX	XX
American Century Core Plus	A	024932543	ACCQX	XX
American Century Core Plus	Institutional	024932485	ACCUX	XX
American Century Core Plus	Investor	024932493	ACCNX	XX
American Century Core Plus	R	024932519	ACCPX	XX
American Century Disciplined Growth	Advisor	02507 M 6 42	ADCVX	XX
American Century Disciplined Growth	Institutional	02507 M667	ADCIX	XX
American Century Disciplined Growth	R	02507 M 65 9	ADRRX	XX
American Century Disciplined Growth	Investor	0250 7M 67 5	ADSIX	XX
American Century Diversified Bond	A	024932 84 0	CDBAX	XX
American Century Diversified Bond	Advisor	024932 50 1	ADFAX	XX
American Century Diversified Bond	Institutional	024932 60 0	ACBPX	XX
American Century Diversified Bond	Investor	024932 40 2	ADFIX	XX
American Century Diversified Bond	R	024932 71 7	ADVRX	XX
American Century Emerging Markets	Advisor	025086 85 1	AEMMX	XX
American Century Emerging Markets	Institutional	025086 87 7	AMKIX	XX
American Century Emerging Markets	Investor	025086 88 5	TWMIX	XX
American Century Equity Growth	Advisor	02507 M 70 9	BEQAX	XX
American Century Equity Growth	Institutional	02507 M808	AMEIX	XX
American Century Equity Growth	Investor	02507 M 60 0	BEQGX	XX
American Century Equity Growth	R	02507 M 76 6	AEYRX	XX
American Century Equity Income	Advisor	025076 40 7	TWEAX	XX

4

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Equity Income	Institutional	025076 20 9	ACIIX	XX
American Century Equity Income	Investor	025076 10 0	TWEIX	XX
American Century Equity Income	R	025076 67 0	AEURX	XX
American Century Equity Index	Institutional	025076829	ACQIX	XX
American Century Equity Index	Investor	025076811	ACIVX	XX
American Century Focused Growth	Investor	02508 H 10 5	AFSIX	XX
American Century Fundamental Equity	A	025083 13 0	AFDAX	XX
American Century Fundamental Equity	Institutional	02508 H 70 9	AFEIX	XX
American Century Fundamental Equity	Investor	02508 H 60 0	AFDIX	XX
American Century Fundamental Equity	R	02508H 80 8	AFDRX	XX
American Century Ginnie Mae	Advisor	025081 83 7	BGNAX	XX
American Century Ginnie Mae	Investor	025081 60 5	BGNMX	XX
American Century Global Gold	Advisor	02507M 20 4	ACGGX	XX
American Century Global Gold	Investor	02507M 10 5	BGEIX	XX
American Century Global Growth	A	025086612	ACWAX	XX
American Century Global Growth	Advisor	025086 82 8	AGGRX	XX
American Century Global Growth	Institutional	025086 83 6	AGGIX	XX
American Century Global Growth	Investor	025086 84 4	TWGGX	XX
American Century Global Growth	R	025086 62 0	AGORX	XX
American Century Government Agency Money	Investor	025081407	BGAXX	XX
Market
American Century Government Bond	Advisor	025081 86 0	ABTAX	XX
American Century Government Bond	Investor	025081 30 8	CPTNX	XX
American Century Growth	Advisor	025083 40 3	TCRAX	XX
American Century Growth	Institutional	025083 20 5	TWGIX	XX
American Century Growth	Investor	025083 10 6	TWCGX	XX
American Century Growth	R	025083 18 9	AGWRX	XX
American Century Heritage	Advisor	025083 76 7	ATHAX	XX
American Century Heritage	Institutional	025083 78 3	ATHIX	XX
American Century Heritage	Investor	025083 79 1	TWHIX	XX
American Century High-Yield	A	024932 81 6	ACYAX	XX
American Century High-Yield	Advisor	024932 88 1	AHYVX	XX
American Century High-Yield	Institutional	024932 78 2	ACYIX	XX
American Century High-Yield	Investor	024932 80 8	ABHIX	XX
American Century High-Yield	R	024932 69 1	AHYRX	XX
American Century Income & Growth	Advisor	02507M 40 2	AMADX	XX
American Century Income & Growth	Institutional	0250M 50 17	AMGIX	XX
American Century Income & Growth	Investor	02507M 30 3	BIGRX	XX
American Century Income & Growth	R	02507M 78 2	AICRX	XX
5

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Inflation Protection Bond	A	024932 75 8	APOAX	XX
American Century Inflation Protection Bond	Institutional	024932 76 6	APISX	XX
American Century Inflation Protection Bond	Investor	024932 77 4	APOIX	XX
American Century Inflation Protection Bond	R	024932 72 5	APORX	XX
American Century Inflation-Adjusted Bond	Advisor	025081 82 9	AIAVX	XX
American Century Inflation-Adjusted Bond	Institutional	025081 79 5	AIANX	XX
American Century Inflation-Adjusted Bond	Investor	025081 70 4	ACITX	XX
American Century International Bond	Advisor	025082 20 7	AIBDX	XX
American Century International Bond	Institutional	025082 30 6	AIDIX	XX
American Century International Bond	Investor	025082 10 8	BEGBX	XX
American Century International Core Equity	A	02507M618	ACIQX	XX
American Century International Core Equity	Institutional	02507M550	ACIUX	XX
American Century International Core Equity	Investor	02507M568	ACIMX	XX
American Century International Core Equity	R	02507M576	ACIRX	XX
American Century International Discovery	Advisor	025086802	ACIDX	XX
American Century International Discovery	Institutional	025086 60 4	TIDIX	XX
American Century International Discovery	Investor	025086 50 5	TWEGX	XX
American Century International Growth	A	025086 66 1	CAIGX	XX
American Century International Growth	Advisor	025086 40 6	TWGAX	XX
American Century International Growth	Institutional	025086 20 8	TGRIX	XX
American Century International Growth	Investor	025086 10 9	TWIEX	XX
American Century International Growth	R	025086 64 6	ATGRX	XX
American Century International Stock	Investor	025086 63 8	ASKIX	XX
American Century International Value	Institutional	025086 57 0	ACVUX	XX
American Century International Value	Investor	025086 58 8	ACEVX	XX
American Century International Value	R	025086 53 9	ACVRX	XX
American Century International Value	A	025086 56 2	MEQAX	XX
American Century Large Company Value	A	025076 69 6	ALAVX	XX
American Century Large Company Value	Advisor	025076 78 7	ALPAX	XX
American Century Large Company Value	Institutional	025076 77 9	ALVSX	XX
American Century Large Company Value	Investor	025076 79 5	ALVIX	XX
American Century Large Company Value	R	025076 66 2	ALVRX	XX
American Century Legacy Focused Large Cap	Advisor	02507H700	ACFDX	XX
American Century Legacy Focused Large Cap	Institutional	02507H601	ACFSX	XX
American Century Legacy Focused Large Cap	Investor	02507H502	ACFOX	XX
American Century Legacy Focused Large Cap	R	02507H809	ACFCX	XX
American Century Legacy Large Cap	Advisor	02507H304	ACGDX	XX
American Century Legacy Large Cap	Institutional	02507H205	ACGHX	XX

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Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Legacy Large Cap	Investor	02507 H106	ACGOX	XX
American Century Legacy Large Cap	R	02507 H403	ACGEX	XX
American Century Legacy Multi Cap	Advisor	02507 H866	ACMFX	XX
American Century Legacy Multi Cap	Institutional	02507 H874	ACMHX	XX
American Century Legacy Multi Cap	Investor	02507 H882	ACMNX	XX
American Century Legacy Multi Cap	R	02507 H858	ACMEX	XX
American Century Life Sciences	Advisor	025086 79 4	ALSVX	XX
American Century Life Sciences	Investor	025086 81 0	ALSIX	XX
American Century LIVEStrong 2015 Portfolio	Advisor	02507 F 20 9	ARFAX	XX
American Century LIVEStrong 2015 Portfolio	Institutional	02507 F 30 8	ARNIX	XX
American Century LIVEStrong 2015 Portfolio	Investor	02507 F 10 0	ARFIX	XX
American Century LIVEStrong 2015 Portfolio	R	02507 F 40 7	ARFRX	XX
American Century LIVEStrong 2025 Portfolio	Advisor	02507 F 60 5	ARWAX	XX
American Century LIVEStrong 2025 Portfolio	Institutional	02507 F 70 4	ARWFX	XX
American Century LIVEStrong 2025 Portfolio	Investor	02507 F 50 6	ARWIX	XX
American Century LIVEStrong 2025 Portfolio	R	02507 F 80 3	ARWRX	XX
American Century LIVEStrong 2035 Portfolio	Advisor	02507 F 87 8	ARYAX	XX
American Century LIVEStrong 2035 Portfolio	Institutional	02507 F 86 0	ARLIX	XX
American Century LIVEStrong 2035 Portfolio	Investor	02507 F 88 6	ARYIX	XX
American Century LIVEStrong 2035 Portfolio	R	02507 F 85 2	ARYRX	XX
American Century LIVEStrong 2045 Portfolio	Advisor	02507 F 83 7	AROAX	XX
American Century LIVEStrong 2045 Portfolio	Institutional	02507 F 82 9	AOOIX	XX
American Century LIVEStrong 2045 Portfolio	Investor	02507 F 84 5	AROIX	XX
American Century LIVEStrong 2045 Portfolio	R	02507 F 81 1	ARORX	XX
American Century LIVEStrong Income Portfolio	Advisor	02507 F 78 7	ARTAX	XX
American Century LIVEStrong Income Portfolio	Institutional	02507 F 77 9	ATTIX	XX
American Century LIVEStrong Income Portfolio	Investor	02507 F 79 5	ARTOX	XX
American Century LIVEStrong Income Portfolio	R	02507 F 76 1	ARSRX	XX
American Century Long Short Equity	A	02507 M758	ALIAX	XX
American Century Long Short Equity	Institutional	02507 M683	ALISX	XX
American Century Long Short Equity	Investor	02507 M691	ALHIX	XX
American Century Long Short Equity	R	02507 M725	ALIRX	XX
American Century Mid Cap Value	Advisor	025076 63 9	ACLAX	XX
American Century Mid Cap Value	Institutional	025076 64 7	AVUAX	XX
American Century Mid Cap Value	Investor	025076 65 4	ACMVX	XX
American Century Mid Cap Value	R	025076 61 3	AMVRX	XX
American Century New Opportunities	Investor	025083452	TWNOX	XX
American Century New Opportunities II	A	025083 22 1	ANOAX	XX

7

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century New Opportunities II	Institutional	025083 32 0	ANONX	XX
American Century New Opportunities II	Investor	025083 33 8	ANOIX	XX
American Century Newton	Investor	025085812	AEVIX	XX
American Century One Choice Portfolio:	Investor	02507 F720	AOGIX	XX
Aggressive
American Century One Choice Portfolio:	Investor	02507 F746	AOCIX	XX
Conservative
American Century One Choice Portfolio:	Investor	02507 F738	AOMIX	XX
Moderate
American Century One Choice Portfolio: Very	Investor	02507 F753	AONIX	XX
Conservative
American Century One Choice Portfolio: Very	Investor	02507 F712	AOVIX	XX
Aggressive
American Century Premium Money Market	Investor	024932 70 9	TCRXX	XX
American Century Prime Money Market	A	024932 86 5	APMXX	XX
American Century Prime Money Market	Investor	024932 10 5	BPRXX	XX
American Century Real Estate	Advisor	025076 86 0	AREEX	XX
American Century Real Estate	Institutional	025076 87 8	REAIX	XX
American Century Real Estate	Investor	025076 88 6	REACX	XX
American Century Select	A	025083 25 4	AASLX	XX
American Century Select	Advisor	025083 80 9	TWCAX	XX
American Century Select	Institutional	025083 60 1	TWSIX	XX
American Century Select	Investor	025083 50 2	TWCIX	XX
American Century Select	R	02508 H 50 1	ASERX	XX
American Century Short Duration Bond	A	024932477	ACSQX	XX
American Century Short Duration Bond	Institutional	024932428	ACSUX	XX
American Century Short Duration Bond	Investor	024932436	ACSNX	XX
American Century Short Duration Bond	R	024932444	ACSPX	XX
American Century Short-Term Government	Advisor	025081 84 5	TWAVX	XX
American Century Short-Term Government	Investor	025081 50 6	TWUSX	XX
American Century Small Cap Value	Advisor	025076 83 7	ACSCX	XX
American Century Small Cap Value	Investor	025076 85 2	ASVIX	XX
American Century Small Cap Value	Institutional	025076845	ACVIX	XX
American Century Small Company	Advisor	02507 M 82 4	ASQAX	XX
American Century Small Company	Investor	02507 M 84 0	ASQIX	XX
American Century Small Company	Institutional	02507 M832	ASCQX	XX
American Century Small Company	R	02507 M 77 4	ASCRX	XX
American Century Strategic Allocation:	A	025085 79 6	ALLAX	XX
Aggressive
American Century Strategic Allocation:	Advisor	025085 88 7	ACVAX	XX
Aggressive

8

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Strategic Allocation:	Institutional	025085 85 3	AAAIX	XX
Aggressive
American Century Strategic Allocation:	Investor	025085 70 5	TWSAX	XX
Aggressive
American Century Strategic Allocation:	R	025085 71 3	AAARX	XX
Aggressive
American Century Strategic Allocation:	A	025085 75 4	ACEAX	XX
Conservative
American Century Strategic Allocation:	Advisor	025085 30 9	ACCAX	XX
Conservative
American Century Strategic Allocation:	Institutional	025085 87 9	ACCIX	XX
Conservative
American Century Strategic Allocation:	Investor	025085 10 1	TWSCX	XX
Conservative
American Century Strategic Allocation:	R	025085 72 1	AACRX	XX
Conservative
American Century Strategic Allocation: Moderate	A	025085 77 0	ASMAX	XX
American Century Strategic Allocation: Moderate	Advisor	025085 60 6	ACOAX	XX
American Century Strategic Allocation: Moderate	Institutional	025085 86 1	ASAMX	XX
American Century Strategic Allocation: Moderate	Investor	025085 40 8	TWSMX	XX
American Century Strategic Allocation: Moderate	R	025085 82 0	ASMRX	XX
American Century Target Maturity 2010	Advisor	024935 88 4	ACTRX	XX
American Century Target Maturity 2010	Investor	024935 30 6	BTTNX	XX
American Century Target Maturity 2015	Advisor	024935 87 6	ACTTX	XX
American Century Target Maturity 2015	Investor	024935 40 5	BTFTX	XX
American Century Target Maturity 2020	Advisor	024935 86 8	ACTEX	XX
American Century Target Maturity 2020	Investor	024935 50 4	BTTTX	XX
American Century Target Maturity 2025	Advisor	024935 85 0	ACTVX	XX
American Century Target Maturity 2025	Investor	024935 60 3	BTTRX	XX
American Century Technology	Investor	025086 77 8	ATCIX	XX
American Century Ultra	Advisor	025083 85 8	TWUAX	XX
American Century Ultra	Institutional	025083 87 4	TWUIX	XX
American Century Ultra	Investor	025083 88 2	TWCUX	XX
American Century Ultra	R	025083 17 1	AULRX	XX
American Century Utilities	Advisor	02507 M 87 3	ACUTX	XX
American Century Utilities	Investor	02507 M 88 1	BULIX	XX
American Century Value	A	025076 72 0	ACAVX	XX
American Century Value	Advisor	025076 80 3	TWADX	XX
American Century Value	Institutional	025076 60 5	AVLIX	XX
American Century Value	Investor	025076 50 6	TWVLX	XX
American Century Value	R	025076 62 1	AVURX	XX
American Century Veedot	Institutional	025083346	AVDIX	XX

9

Fund Name	Share Class	CUSIP	Symbol	Administrative
Services Fee Rate
(Basis Points)

American Century Veedot	Investor	025083 55 1	AMVIX	XX
American Century Vista	Advisor	025083 81 7	TWVAX	XX
American Century Vista	Institutional	025083 83 3	TWVIX	XX
American Century Vista	Investor	025083841	TWCVX	XX
American Century Vista	R	02508 H 88 1	AVTRX	XX
American Century-Mason Street High Yield Bond	A	024932 66 7	MHYAX	XX
American Century-Mason Street High Yield Bond	Institutional	024932 67 5	ACYSX	XX
American Century-Mason Street High Yield Bond	Investor	024932 68 3	ACYVS	XX
American Century-Mason Street High Yield Bond	R	024932 63 4	ACYRX	XX
American Century-Mason Street Mid Cap Growth	A	02508 H 78 2	MAGAX	XX
American Century-Mason Street Mid Cap Growth	Institutional	02508 H 79 0	ACMIX	XX
American Century-Mason Street Mid Cap Growth	Investor	02508 H 81 6	ACOVX	XX
American Century-Mason Street Mid Cap Growth	R	02508 H 75 8	ACMRX	XX
American Century-Mason Street Select Bond	A	024932 59 2	MBDAX	XX
American Century-Mason Street Select Bond	Institutional	024932 61 8	ACOIX	XX
American Century-Mason Street Select Bond	Investor	024932 62 6	ACNVX	XX
American Century-Mason Street Select Bond	R	024932 56 8	ACLRX	XX
American Century-Mason Street Small Cap	A	02508 H 87 5	MSASX	XX
Growth
American Century-Mason Street Small Cap	Institutional	02508 H 86 5	ACWIX	XX
Growth
American Century-Mason Street Small Cap	Investor	02508 H 87 3	ACWVX	XX
Growth
American Century-Mason Street Small Cap	R	02508 H 82 4	ACWRX	XX
Growth

10

EXHIBIT C
MARKET TIMING POLICY

11

ING "EXCESSIVE TRADING" POLICY

3. If ING determines that an individual has used one or more of its products to engage in Excessive Trading, ING will send a second letter to the individual. This letter will state that the individual's Electronic Trading Privileges have been suspended for a period of six months. Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to ING via regular U.S. mail. During the six month suspension period, electronic "inquiry only" privileges will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual's trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4. Following the six month suspension period during which no additional Excessive Trading is identified, Electronic Trading Privileges may again be restored. ING will continue to monitor the fund transfer and reallocation activity, and any future Excessive Trading will result in an indefinite suspension of the Electronic Trading Privileges. Excessive Trading activity during the six month suspension period will also result in an indefinite suspension of the Electronic Trading Privileges.

5. ING reserves the right to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if ING determines that the individual's trading activity is disruptive, regardless of whether the individual's trading activity falls within the definition of Excessive Trading set forth above. Also, ING's failure to send or an individual's failure to receive any warning letter or other notice contemplated under this Policy will not prevent ING from suspending that individual's Electronic Trading Privileges or taking any other action provided for in this Policy.

6. Each fund available through ING's variable insurance and retirement products, either by prospectus or stated policy, has adopted or may adopt its own excessive/frequent trading policy. ING reserves the right, without prior notice, to implement restrictions and/or block future purchases of a fund by an individual who the fund has identified as violating its excessive/frequent trading policy. All such restrictions and/or blocking of future fund purchases will be done in accordance with the directions ING receives from the fund.

www.ing.com/us www.ingretirementplans.com

Insurance products, annuities and retirement plan funding that are issued by (third party administrative services may also be provided by) ING Life Insurance and Annuity Company and ReliaStar Life Insurance Company are distributed by ING Financial Advisers, LLC (member SIPC), One Orange Way, Windsor, CT 06095-4774. These companies are wholly owned, indirect subsidiaries of ING Groep N.V. Securities may also be distributed through other broker-dealers with which ING has selling agreements. Insurance obligations are the responsibility of each individual company. Products and services may not be available in all states.

© 2007 North America Insurance Company C07-0613-002 (6/07)

ING

PDF.M.PMS.1799 (08/07)

Retirement Insurance Investments

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